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                                                                   EXHIBIT 10.24

                   TERMINATION AND CHANGE IN CONTROL AGREEMENT

         This Termination and Change in Control Agreement (the "Agreement") is made and entered into by and between Software Professionals, Inc. (the "Company") and Michael A. Morgan ("Morgan") as of April 24, 1996.

         1. Benefits Upon Voluntary Termination: In the event that Morgan voluntarily resigns from his employment with the Company (unless such resignation is for Good Reason), or in the event that Morgan's employment terminates as a result of his death or disability, Morgan shall be entitled to no compensation or benefits from the Company other than those earned under his current compensation plan as approved by the Compensation Committee of the Board of Directors through the date of Morgan's termination.

         2. Benefits Upon Other Termination: Morgan agrees that his employment may be terminated by the Company at any time, with or without cause. In the event of the termination of Morgan's employment by the Company for the reasons set forth below, Morgan shall be entitled to the following:

                  (a) Termination for Cause: If Morgan's employment is terminated by the Company for cause as defined below, he shall be entitled to no compensation or benefits from the Company other than those earned under his current compensation plan as approved by the Compensation Committee of the Board of Directors through the date of Morgan's termination.

                           For purposes of this Agreement, a termination "for
cause" occurs if Morgan is terminated for any of the following reasons:

                           (i)      theft, dishonesty, or falsification of any
employment or Company records;

                           (ii)     improper disclosure of the Company's
confidential or proprietary information;

                           (iii)    any intentional act by Morgan which causes
loss, damage, or injury to the Company's property, reputation, employees, or business; or

                           (v)      any material breach of this Agreement, which
breach is not cured within thirty (30) days following written notice of such breach from the Company.

                  (b) Termination for Other Than Cause: If Morgan's employment is terminated by the Company for any reason other than cause, he shall be entitled to the following separation benefits:

                           (i)      a termination severance package equal to
twelve (12) months of Morgan's then current base salary, or $95,000, whichever is greater. Such severance package shall be payable in four (4) equal installments, each due respectively within thirty (30), sixty (60), ninety (90), and one hundred twenty (120) days of Morgan's termination of employment with the Company.

                  (c) Termination for Good Reason: If Morgan terminates his employment for good reason he shall be entitled to the separation benefits outlined in paragraph 2(b).


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                           For purposes of this Agreement, a termination "for
good reason" occurs if Morgan terminates his employment as a result of the Company, without Morgan's consent:

                           (i)      reducing his salary or benefits, title, or
authority;

                           (ii)     relocating his place of performance of
services outside a sixty (60) mile radius of San Mateo; or

                           (iii)    directing Morgan to violate a reasonable and
normal code of business ethics so as to cause loss, damage, or injury to Morgan's property or reputation, or the property or reputation of clients or customers of the Company;

                  (d)      Termination Following a Change in Control:

                           (i)      In the event of a Change in Control and
Morgan's employment is terminated by the Company or its successor within twelve
(12) months of a Change in Control, other than for cause, or Morgan terminates his employment because of a change in duties, or any reason stated in paragraph 2(c), Morgan shall be entitled to the following:

                                    A.       a termination severance package
equal to twelve (12) months of Morgan's then current base salary, or $95,000, whichever is greater. Such severance package shall be payable within thirty (30) days of Morgan's termination of employment with the Company;

                                    B.       full vesting in all of the Stock
Options granted to Morgan through the date of the Change in Control; and

                                    C.       payment of any Deferred
Compensation/Bonus. Morgan shall be entitled to receive any Deferred Compensation/Bonus under his compensation plan as approved by the Compensation Committee of the Board of Directors for the fiscal year in which the Change in Control occurs and his employment terminates.

                  Following the twelve (12) month period after a Change in Control, the provisions of paragraph 2(b) shall remain in effect.

                           (ii)     For purposes of this Agreement a "Change of
Control" shall mean an Ownership Change in which the shareholders of the Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficiary interest in the voting stock of the Company after such transaction or in which the Company is not the surviving corporation. For purposes of this Agreement an "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                                    A.       the direct or indirect sale or
exchange by the shareholders of the Company of more than fifty percent (50%) of the stock of the Company;

                                    B.       a merger or consolidation in which
the Company is a party;

                                    C.       the sale, exchange, or transfer of
all or substantially all of the assets of the Company; or


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                                    D.       a liquidation or dissolution of the
Company.

         3. Exclusive Remedy: Subject to paragraph 2 above, Morgan shall be entitled to no further compensation for any damage or injury arising out of the termination of his employment by the Company.

         4. Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed by Morgan under this Agreement, he shall not have the right to assign or transfer any of his rights, obligations, or benefits under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of April 24, 1996.

SOFTWARE PROFESSIONALS, INC.

By:____________________________                   ______________________________

Title:_________________________              Date:______________________________

Date:__________________________